Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K






INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and Shareholders of FEDERATED STOCK and BOND FUND,
INC.:



     We consent to the incorporation by reference in Post-Effective Amendment No. 95 to Registration Statement (No. 2-10415) of Federated Stock and Bond Fund, Inc. of our report dated December 12, 1997, appearing in the Annual Report for the year ended October 31, 1997, and to the reference to us under the heading "Financial Highlights" in such Prospectus, which is a part of such Registration Statement.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP

Pittsburgh, Pennsylvania
December 22, 1997